Exhibit 4.43

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 7, 2024.

WARRANT CERTIFICATE

Warrant Certificate No.: 2023-10-05

Issue Date: October 5, 2023

Representing 10,000,000 Warrants to purchase Subordinate Voting Shares

THIS CERTIFIES THAT, for value received, Grown Rogue International Inc., a company existing under the laws of the Province of Ontario (the “Holder”), is entitled, at any time prior to the Expiry Time, to purchase, at the Strike Price, one (1) duly authorized, validly issued, fully paid and non-assessable Subordinate Voting Share in the share capital of GOODNESS GROWTH HOLDINGS, INC. (the “Company”), a company existing under the laws of the Province of British Columbia, for each Warrant, all in the manner and subject to the terms set forth in this Warrant. Certain capitalized terms used herein are defined in Section 1.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Applicable Securities Legislation” means all applicable securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders having the force of law, in force from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Minneapolis, Minnesota or Vancouver, British Columbia are authorized or obligated by law or executive order to close.

“Capital Reorganization” has the meaning set forth in Section 4(e).

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means any securities of the Company (other than this Warrant), directly or indirectly, convertible into or exchangeable for Subordinate Voting Shares.

“CSE” means the Canadian Securities Exchange or such other exchange upon which the Subordinate Voting Shares of the Company may become listed for trading.

“Current Market Price” means, at any date of determination, the average closing price of the Subordinate Voting Shares on the CSE (and in such case translated into U.S. dollars using the daily average exchange rate reported by the Bank of Canada as of such date) for the 10 consecutive trading days immediately prior to such date of determination or, if the Subordinate Voting Shares are not listed on the CSE, then on such other stock exchange or over-the-counter market on which the Subordinate Voting Shares are then listed; provided that, if there is no market for the Subordinate Voting Shares, then the Current Market Price in respect of a Subordinate Voting Shares shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and the Holder, with the Company being responsible for all fees and expenses payable to such firm.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Minneapolis, Minnesota time on a Business Day, including the receipt by the Company of the Exercise Form, this Warrant and the Exercise Price.

“Exercise Form” has the meaning set forth in Section 3(a)(i).

“Exercise Price” means at any time, an amount equal to (a) the number of Warrant Shares to be purchased by the Holder as indicated in the Exercise Form multiplied by (b) the Strike Price.

“Expiry Time” means 5:00 p.m., Minneapolis, Minnesota time on October 6, 2028.

“Holder” has the meaning set forth in the Preamble.

“Offered Shares” has the meaning set forth in Section 4(b).

“Original Issue Date” has the meaning set forth in the Preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Rights Offering” has the meaning set forth in Section 4(b).

“Special Distribution” has the meaning set forth in Section 4(c).

“Strike Price” means C$0.317 (US$0.233) per Subordinate Voting Share, unless such price shall have been adjusted in accordance with the provisions of Section 4, in which case it shall mean the adjusted price in effect at such time.

“Subordinate Voting Shares” means the subordinate voting shares in share capital of the Company, as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 4.

“Subordinate Voting Share Reorganization” has the meaning set forth in Section 4(a).

“Warrant” means this Warrant Certificate and all warrants issued in substitution for this Warrant.

“Warrant Shares ” means the Subordinate Voting Shares then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time, or from time to time, prior to the Expiry Time, the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day prior to the Expiry Time, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Form in the form attached hereto as Exhibit A (each, an “Exercise Form”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed;

(ii) delivery of a certificate of the Holder, or, if the Holder is an entity, an officer of the Holder repeating the representations set forth in Section 10(b) as of the date of such exercise; and

(iii) payment to the Company of the Exercise Price in accordance with Section 3(b).

(b) Payment of the Exercise Price. Payment of the Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Form, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company in U.S. dollars, in the amount of such Exercise Price.

(c) Delivery of Share Certificates. At Holder’s request, upon receipt by the Company of the Exercise Form, surrender of this Warrant and payment of the Exercise Price (in accordance with Section 3(b)), the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, cause to be delivered to the Holder a certificate or certificates or direct registration system (DRS) advice(s) representing the Warrant Shares issuable upon such exercise. The share certificate or certificates or DRS advice(s) so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Form and shall be registered in the name of the Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. Any fractional Warrant Share shall be rounded down to the nearest whole number and the Holder shall not be entitled to any compensation in respect of any fractional Warrant Share which are not issued.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Representations, Warranties and Covenants. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or in replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, and free and clear of all taxes, liens and charges.

(iii) The Company shall use its reasonable commercial efforts to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation (including Applicable Securities Legislation) or any rules and policies of the CSE. The Holder shall reasonably cooperate with the Company in connection with any such actions, provided that any failure to do so shall not be a breach of this Warrant or permit the Company to not comply with this Warrant.

(iv) The Company shall use its reasonable commercial efforts to maintain the listing and posting for trading of its Subordinate Voting Shares on the CSE.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, sale of equity securities, or otherwise) or any other reorganization, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Warrant Shares. So long as any Warrants evidenced hereby remain outstanding, the Company shall at all times reserve and keep available out of its authorized but unissued Subordinate Voting Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant in order to enable the Company to meet its obligations hereunder. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant without violating the Company’s governing documents, any agreements to which the Company is a party on the date thereof, any requirements of any securities exchange upon which shares of any securities of the Company may be listed or any applicable laws or regulations. If at any time prior to the Expiry Time the number and kind of authorized but unissued shares of the Subordinate Voting Shares shall not, for any reason, be sufficient to permit exercise in full of this Warrant, the Company will promptly take such corporate action as may be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

4. Adjustment to Strike Price and Number of Warrant Shares Issuable upon Exercise of Warrants. The Strike Price and the number of Warrant Shares issuable to the Holder upon exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a) If, at any time prior to the Expiry Time, the Company shall:

(i) subdivide, redivide or change its then outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares;

(ii) consolidate, reduce or combine its then outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares; or

(iii) fix a record date for the issue of, or issue, Subordinate Voting Shares or Convertible Securities to all or substantially all of the holders of Subordinate Voting Shares as a stock dividend or other distribution (other than a dividend paid in the ordinary course or Subordinate Voting Shares received, at the holder’s option, in lieu of a cash dividend paid in the ordinary course);

(any such event being referred to as a “Subordinate Voting Share Reorganization”), the Strike Price shall be adjusted, effective immediately after the effective date or record date at which holders of Subordinate Voting Shares are determined for purposes of the Subordinate Voting Share Reorganization, by multiplying the Strike Price in effect immediately prior to such effective date or record date, by a fraction of which:

(A) the numerator shall be the total number of Subordinate Voting Shares outstanding on such date before giving effect to such Subordinate Voting Share Reorganization; and

(B) the denominator shall be the number of Subordinate Voting Shares outstanding immediately after giving effect to such Subordinate Voting Share Reorganization (including, in the case of a distribution of Convertible Securities, the number of Subordinate Voting Shares that would have been outstanding if such Convertible Securities had been exchanged for or converted into Subordinate Voting Shares on such date).

To the extent that any adjustment in the Strike Price occurs pursuant to Section 4(a)(iii) as a result of the fixing by the Company of a record date for the distribution of Convertible Securities, the Strike Price shall be readjusted after the expiration of any relevant exchange or conversion right to the number of Subordinate Voting Shares which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiration.

(b) If, at any time prior to the Expiry Time, the Company fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Subordinate Voting Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Subordinate Voting Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share (or at a conversion price per share) of less than 95% of the Current Market Price on such record date (any of such issuance being referred to as a “Rights Offering” and the Subordinate Voting Shares that may be acquired under the Rights Offering, or upon exchange or conversion of Convertible Securities acquired under the Rights Offering, being referred to as the “Offered Shares”), the Strike Price shall be adjusted, effective immediately after such record date, by multiplying the Strike Price in effect on such record date by a fraction:

(i) the numerator of which shall be the sum of:

(A) the total number of Subordinate Voting Shares outstanding as of the record date for the Rights Offering; and

(B) a number equal to the quotient obtained by dividing the aggregate price of the Offered Shares (consisting of the product of either (1) the number of Offered Shares and the subscription or purchase price for each Offered Share or (2) the maximum number of Offered Shares for or into which Convertible Securities may be exchanged or converted and the conversion price for each Offered Share) by the Current Market Price of the Subordinate Voting Shares on the record date; and

(ii) the denominator of which shall be the number of Subordinate Voting Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Subordinate Voting Shares of all Convertible Securities issued upon exercise of such rights, options or warrants, if any).

To the extent that any adjustment in the Strike Price occurs pursuant to this Section 4(b) as a result of the Company fixing a record date for a Rights Offering, the Strike Price shall be readjusted based on the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Offered Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation made pursuant to this Section 4(b).

(c) If, at any time prior to the Expiry Time, the Company issues or distributes to all or substantially all the holders of its outstanding Subordinate Voting Shares:

(i) shares of the Company of any class other than Subordinate Voting Shares;

(ii) rights, options or warrants (excluding rights, options or warrants subject to Section 4(b));

(iii) evidences of indebtedness; or

(iv) any other cash, securities or other property or assets;

and such issuance or distribution does not constitute a dividend paid in the ordinary course or does not result in an adjustment pursuant to Section 4(a) or 4(b) (any such event being referred to as a “Special Distribution”), the Strike Price shall be adjusted, effective immediately after the record date on which the holders of Subordinate Voting Shares are determined for purposes of the Special Distribution, by multiplying the Strike Price in effect on the record date by a fraction:

(A) the numerator of which shall be the difference between: (1) the product of the number of Subordinate Voting Shares outstanding on the record date and the Current Market Price on such record date, and (2) the aggregate fair market value, as determined by the Board acting reasonably and in good faith of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(B) the denominator of which shall be the product of the number of Subordinate Voting Shares outstanding on the record date and the Current Market Price on such record date.

To the extent that any adjustment in the Strike Price occurs pursuant to this Section 4(c) as a result of the Company fixing a record date for a Special Distribution, the Strike Price shall be readjusted based on the shares, rights, options, warrants, evidences of indebtedness or other assets actually distributed or the number of Subordinate Voting Shares or Convertible Securities actually delivered upon the exercise of rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Subordinate Voting Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation made pursuant to Section 4(c).

(d) If, at any time prior to the Expiry Time, any adjustment in the Strike Price shall occur as a result of the operation of Sections 4(a), 4(b) and 4(c), then the number of Warrant Shares issuable upon exercise of a Warrant shall be simultaneously adjusted by multiplying the number of Warrant Shares issuable upon exercise of a Warrant in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Strike Price, in each case, subject to readjustment upon the operation of, and in accordance with, the provisions of Sections 4(a), 4(b) and 4(c).

(e) If, at any time prior to the Expiry Time, there is any:

(i) reclassification or redesignation of the Subordinate Voting Shares or a change, exchange or conversion of the Subordinate Voting Shares into or for other shares or securities or property or any other capital reorganization (other than a Subordinate Voting Share Reorganization);

(ii) a consolidation, amalgamation, arrangement or merger of the Company with or into any other Person or a compulsory acquisition under applicable law following the successful completion of a take-over bid which results in the cancellation, reclassification or redesignation of the Subordinate Voting Shares or a change, exchange or conversion of the Subordinate Voting Shares into or for other shares or securities or property; or

(iii) the transfer of all or substantially all the property and assets of the Company, directly or indirectly, to another Person (other than a directly or indirectly wholly owned subsidiary of the Company),

(any of such events being herein referred to as “Capital Reorganization”), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, the Holder shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Warrant Shares to which the Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares or other securities or property of the Company or the Person resulting from such Capital Reorganization that the Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, the Holder had been the registered holder of the number of Warrant Shares to which the Holder was theretofore entitled upon exercise of such Holder’s Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant shall thereafter correspondingly be made applicable, as nearly as may be reasonably possible, with respect to any shares, other securities or property to which the Holder be is entitled on the exercise of the Warrants.

(f) The following rules and procedures shall be applicable to adjustments made pursuant to this Section 4:

(i) The adjustments provided in this Section 4 shall be cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur. No adjustment of the Strike Price shall be required under Sections 4(a), 4(b) and 4(c) unless such adjustment would result in a change of at least 1% in the Strike Price then in effect; provided that any adjustments which by reason of this Section 4(f)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii) Notwithstanding anything in this Section 4, no adjustment shall be made under this Section 4 if the issue of Subordinate Voting Shares, rights, options, warrants or Convertible Securities is being made pursuant to this Warrant or any stock option, stock purchase, restricted share plan or other equity compensation plan in force as at the date of this Warrant for directors, officers, employees, consultants or other service providers of the Company or to satisfy existing instruments issued and outstanding as at the date of this Warrant.

(iii) No adjustment shall be made under this Section 4 if the Holder is entitled to participate in any event described in this Section 4 on the same terms mutatis mutandi as if the Holder had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event, subject to the prior consent of the CSE or any other stock exchange on which the Subordinate Voting Shares are then listed.

(iv) If the Company shall set a record date to determine holders of Subordinate Voting Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Strike Price or the number of Subordinate Voting Shares issuable upon exercise of the Warrants shall be required by reason of the setting of such record date.

(v) In any case in which this Section 4 shall require that an adjustment shall be made effective immediately after a record date for an event specified herein, the Company may defer, until the occurrence of such event: (A) issuing to the Holder, to the extent that Warrants are exercised after such record date and before the occurrence of such event, the additional Subordinate Voting Shares or other securities issuable upon such exercise by reason of the adjustment required by such event, and (B) delivering to such Holder any distribution declared with respect to such additional Subordinate Voting Shares or other securities after such exercise date and before such event; provided, however, that, upon request by the Holder, the Company shall deliver to such Holder an appropriate instrument evidencing the right of such Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Strike Price or the additional Subordinate Voting Shares or other securities issuable upon such exercise by reason of the adjustment and to any distributions declared with respect to such additional Subordinate Voting Shares or other securities issuable upon exercise of any Warrant.

(vi) At least 20 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant, the Company shall deliver to the Holder a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, the Company shall promptly, after the adjustment is determinable, deliver to the Holder a certificate providing the computation of the adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Holder of the opportunity of exercising the right of acquisition contained in this Warrant, during such 20-day period.

(vii) In the event of any question relating to the adjustments provided for in this Section 4, such question shall be conclusively determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and the Holder, and they shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder, absent manifest error, with the Company being responsible for all fees and expenses payable to such firm.

5. Transfer of Warrant. Holder may not transfer all or any part of its Warrants unless such transfer has been approved in advance by the Company, subject to compliance with Applicable Securities Legislation.

6. No Rights or Liability as a Shareholder. Nothing in this Warrant or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company, including the right to vote, to receive notice of or to attend meetings of shareholders or any proceeding of the Company, or the right to dividends and other distributions. No provision hereof and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for any Warrant Shares except those Warrant Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

8. Replacement on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of this Warrant for cancellation to the Company, the Company shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. The applicant for the issue of a new Warrant shall bear the cost of the issue thereof.

9. Legends. If required under Applicable Securities Laws, any certificate representing the Warrant Shares issued upon the exercise of the Warrants will bear the following legend (the “Canadian Legend”):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 7, 2024.”

and the following legend (the “U.S. Legend”):

“THE WARRANT SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ” U.S. SECURITIES ACT”) AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, HAVE NOT BEEN REGISTERED PURSUANT TO THE U.S. SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

provided that, at any time subsequent to the date which is four months and one day after the Original Issue Date, any certificate representing such Warrant Shares may be exchanged for a certificate bearing no Canadian Legend. The U.S. Legend may only be removed in compliance with Applicable Securities Legislation.

10. Compliance with Applicable Securities Laws.

(a) Agreement to Comply with the U.S. Securities Act and Applicable Securities Legislation; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the U.S. Securities Act or Applicable Securities Legislation.

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the U.S. Securities Act and Applicable Securities Legislation.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the U.S. Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the U.S. Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company.

11. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions of this Warrant.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	Goodness Growth Holdings, Inc.
207 South Ninth Street
Minneapolis, MN 55402
Attention: CEO
Email: joshrosen@vireohealth.com

with a copy to:	Goodness Growth Holdings, Inc.
207 South Ninth Street
Minneapolis, MN 55402
Attention: General Counsel
Email: michaelschroeder@vireohealth.com

If to the Holder:	Grown Rogue International Inc.
655 Rossanley Drive
Medford, OR 97501
Attention: J. Obie Strickler
Email: obie@grownrogue.com

with a copy to:	Miller Thomson LLP
Scotia Plaza, 40 King Street West
Suite 5800
Toronto, ON M5H 3S1
Attention: Alexander Lalka
Email: alalka@millerthomson.com

13. Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Other Interpretive Provisions. With reference to this Warrant, unless otherwise specified herein: (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) any pronoun used shall be deemed to cover all genders; (c) the words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision thereof; (d) Preamble, Section and Exhibit references are to this Warrant unless otherwise specifically provided; (e) the term “including” is by way of example and not limitation, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or;” (f) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (g) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including;” (h) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Warrant; and (i) all references in this Warrant to the consent or discretion of, or approval by the Holder shall be deemed to mean the consent of or approval by the Holder in its sole and absolute discretion, except as otherwise expressly provided herein.

19. Currency. Unless the context otherwise requires, all amounts expressed herein in terms of dollars shall refer to U.S. dollars.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Province of British Columbia.

23. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the courts of the Province of British Columbia, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

24. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

25. Counterparts.

(a) This Warrant may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Warrant will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Warrant by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Warrant.

(b) The words “execution,“ “signed,” “signature,” and words of like import in this Warrant shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, any other similar state laws based on the Uniform Electronic Transactions Act, Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transactions Act (British Columbia), or any other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

26. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

GOODNESS GROWTH HOLDINGS, INC.

By:	/s/ Joshua Rosen
Name:	Joshua Rosen
Title:	Authorized Officer

Accepted and agreed:

GROWN ROGUE INTERNATIONAL INC.

By:	/s/ J. Obie Strickler
Name:	J. Obie Strickler
Title:	CEO

EXHIBIT A

EXERCISE FORM

TO:	Goodness Growth Holdings, Ltd. 207 South Ninth Street Minneapolis, MN 55402 United States of America

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the that certain Warrant Certificate dated as of October 6, 2023 (the “Warrant”), held by the undersigned and issued by the Company.

The undersigned irrevocably elects to exercise the accompanying Warrant to purchase [_________] Subordinate Voting Shares (the “Subordinate Voting Shares”) of Goodness Growth Holdings, Inc. (the “Company”) by way of a “cash exercise” as contemplated by Section 3(b) of the Warrant and hereby makes payment of $__________ as payment of the Exercise Price, all in accordance with the terms of the Warrant.

The undersigned hereby acknowledges that the undersigned is aware that the Warrant Shares received on exercise may be subject to restrictions on resale under Applicable Securities Legislation.

The undersigned represents and warrants to the Company that an exemption from the registration requirements of the U.S. Securities Act applies to the exercise of the Warrant and the issuance of the requested Warrant Shares.

The undersigned requests that [certificate(s)] [DRS advice(s)] for such Subordinate Voting Shares be issued and delivered as follows:

[INSERT REGISTRATION AND/OR DELIVERY INSTRUCTIONS]

If the number of Subordinate Voting Shares acquired hereby is less than the total potential Warrant Shares covered by the Warrant, the undersigned requests that a new Warrant in like form for the unexercised portion thereof be delivered to the Holder as follows:

[INSERT DELIVERY INSTRUCTIONS]

A-1

Dated:

[Insert name of Holder on line above]

By:

Name:

Title:

A-2